EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, no par value, of Bakbone Software Incorporated, and that this agreement be included as an Exhibit to such joint filing.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 9th day of June, 2009.

VantagePoint Venture Partners IV (Q), L.P.
By: VantagePoint Venture Associates IV, L.L.C.,
Its General Partner
By:	/s/ Alan E. Salzman
Name: Alan E. Salzman
Title: Managing Member

VantagePoint Venture Partners IV, L.P.
By: VantagePoint Venture Associates IV, L.L.C.,
Its General Partner
By:	/s/ Alan E. Salzman
Name: Alan E. Salzman
Title: Managing Member

VantagePoint Venture Partners IV Principals Fund, L.P.
By: VantagePoint Venture Associates IV, L.L.C.,
Its General Partner
By:	/s/ Alan E. Salzman
Name: Alan E. Salzman
Title: Managing Member

VantagePoint Venture Associates IV, L.L.C.
By:	/s/ James D. Marver
Name: James D. Marver
Title: Managing Member
/s/ James D. Marver
James D. Marver

/s/ Alan E. Salzman
Alan E. Salzman